Exhibit 4.1

ZQ|CERT#|COY|CLS|RGSTRY|ACCT#|TRANSTYPE|RUN#|TRANS#
PAR VALUE $0.01
Certificate
Number
ZQ00000000
ADS(R)
THIS CERTIFICATE IS TRANSFERABLE
IN CANTON, MA, JERSEY CITY, NJ AND
COLLEGE STATION, TX
Shares
* * 000000 ******************
* * * 000000 *****************
**** 000000 ****************
***** 000000 ***************
****** 000000 **************
Advanced Drainage Systems, Inc.
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
THIS CERTIFIES THAT
MR. SAMPLE & MRS. SAMPLE &
MR. SAMPLE & MRS. SAMPLE
CUSIP XXXXXX XX X
SEE REVERSE FOR CERTAIN DEFINITIONS
is the owner of
***ZERO HUNDRED THOUSAND
ZERO HUNDRED AND ZERO***
FULLY-PAID AND NON-ASSESSABLE SHARES OF 2.50% CUMULATIVE CONVERTIBLE VOTING PREFERRED STOCK OF
Advanced Drainage Systems, Inc. (hereinafter called the “Company”), transferable on the books of the Company in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby, are issued and shall be held subject to all of the provisions of the Certificate of Incorporation, as amended, and the By-Laws, as amended, of the Company (copies of which are on file with the Company and with the Transfer Agent), to all of which each holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.
Chairman, President and Chief Executive Officer
Executive Vice President, Chief Financial Officer,
Secretary and Treasurer
Advance Drainage Systems, Inc.
SEAL
1966 DATED DD-MMM-YYYY
COUNTERSIGNED AND REGISTERED: COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR, By AUTHORIZED SIGNATURE
ADS(R) PO BOX 43004, Providence, RI 02940-3004
MR A SAMPLE DESIGNATION (IF ANY)
ADD 1 ADD 2 ADD 3 ADD 4
CUSIP XXXXXX XX X Holder ID XXXXXXXXXX Insurance Value 1,000,000.00
Number of Shares 123456 DTC 12345678 123456789012345 Certificate Numbers Num/No Denom. Total
1234567890/1234567890 11 1
1234567890/1234567890 22 2
1234567890/1234567890 33 3
1234567890/1234567890 44 4
1234567890/1234567890 55 5
1234567890/1234567890 66 6
Total Transaction 7
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.
ADVANCED DRAINAGE SYSTEMS, INC.
THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.
IN THE EVENT THESE SECURITIES ARE TRANSFERRED TO ANY PERSON OTHER THAN THE INITIAL TRANSFER TO SUCH HOLDERS IN THE ORIGINAL ISSUANCE OR TO A TRUSTEE ACTING ON BEHALF OF AN EMPLOYEE STOCK OWNERSHIP PLAN OF OR OTHER EMPLOYEE BENEFIT PLAN OF ADVANCED DRAINAGE SYSTEMS, INC., INCLUDING PARTICIPANTS IN SUCH AN EMPLOYEE STOCK OWNERSHIP PLAN OR OTHER EMPLOYEE BENEFIT PLAN, UPON SUCH TRANSFER AND WITHOUT FURTHER ACTION BY THE COMPANY OR THE HOLDER HEREOF, THESE SECURITIES SHALL BE AUTOMATICALLY CONVERTED INTO SHARES OF COMMON STOCK OF ADVANCED DRAINAGE SYSTEMS, INC. PURSUANT TO SECTIONS 1 AND 5 OF ARTICLE FOURTH OF THE CERTIFICATE OF INCORPORATION OF ADVANCED DRAINAGE SYSTEMS, INC. NO SUCH TRANSFEREE SHALL HAVE ANY OF THE VOTING POWERS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR SPECIAL RIGHTS ASCRIBED TO THESE SECURITIES BUT, RATHER, ONLY THE POWERS AND RIGHTS PERTAINING TO COMMON STOCK.
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM TEN ENT JT TEN - as tenants in common - as tenants by the entireties - as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT UNIF TRF MIN ACT - Custodian (Cust) (Minor) under Uniform Gifts to Minors Act (State) - Custodian (until age ) (Cust) under Uniform Transfers to Minors Act (Minor) (State)
Additional abbreviations may also be used though not in the above list.
THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS, A SUMMARY OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OF THE COMPANY AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND RIGHTS, AND THE VARIATIONS IN RIGHTS, PREFERENCES AND LIMITATIONS DETERMINED FOR EACH SERIES, WHICH ARE FIXED BY THE CERTIFICATE OF INCORPORATION OF THE COMPANY, AS AMENDED, AND THE RESOLUTIONS OF THE BOARD OF DIRECTORS OF THE COMPANY, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES. SUCH REQUEST MAY BE MADE TO THE OFFICE OF THE SECRETARY OF THE COMPANY OR TO THE TRANSFER AGENT. THE BOARD OF DIRECTORS MAY REQUIRE THE OWNER OF A LOST OR DESTROYED STOCK CERTIFICATE, OR HIS LEGAL REPRESENTATIVES, TO GIVE THE COMPANY A BOND TO INDEMNIFY IT AND ITS TRANSFER AGENTS AND REGISTRARS AGAINST ANY CLAIM THAT MAY BE MADE AGAINST THEM ON ACCOUNT OF THE ALLEGED LOSS OR DESTRUCTION OF ANY SUCH CERTIFICATE. PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE For value received, hereby sell, assign and transfer unto
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)
Shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within-named Company with full power of substitution in the premises.
Dated: 20 Signature:
Signature: Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever. Signature(s) Guaranteed: Medallion Guarantee Stamp
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.
The IRS requires that we report the cost basis of certain shares acquired after January 1, 2011. If your shares were covered by the legislation and you have sold or transferred the shares and requested a specific cost basis calculation method, we have processed as requested. If you did not specify a cost basis calculation method, we have defaulted to the first in, first out (FIFO) method. Please visit our website or consult your tax advisor if you need additional information about cost basis.
If you do not keep in contact with us or do not have any activity in your account for the time periods specified by state law, your property could become subject to state unclaimed property laws and transferred to the appropriate state.
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